As filed with the Securities and Exchange Commission on July 31, 2014

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REAL GOODS SOLAR, INC.

(Exact name of registrant as specified in its charter)

Colorado	26-1851813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony DiPaolo

Real Goods Solar, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rikard Lundberg, Esq.

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202

(303) 223-1100

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Class A Common Stock, par value $0.0001 per share	4,232,987(1)	$2.38	$10,074,509	$1,298

(1)	Includes 2,919,301 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement (as defined herein) and 1,313,686 shares of Class A Common Stock issuable upon the exercise of warrants. This Registration Statement also relates to an indeterminate number of shares of the registrant’s Class A Common Stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”).
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s Class A Common Stock as reported on The Nasdaq Capital Market on July 25, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated July 31, 2014

PRELIMINARY PROSPECTUS

REAL GOODS SOLAR, INC.

4,232,987 shares of Class A Common Stock

This prospectus relates to the offer and sale by the selling shareholders identified in the prospectus, and any of their respective pledgees, donees, transferees, or other successors in interest of up to 4,232,987 shares of Class A Common Stock of Real Goods Solar, Inc. The number of shares the selling shareholders may sell includes 2,919,301 shares of Class A Common Stock that are currently outstanding, plus up to 1,313,686 shares of Class A Common Stock that they may receive upon exercise of their warrants.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the Class A Common Stock and warrants described in this prospectus. We will not receive any of the proceeds from the sale of the Class A Common Stock by the selling shareholders.

We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling shareholders against certain liabilities. The selling shareholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

The selling shareholders and their respective pledgees, donees, transferees, or other successors in interest may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our Class A Common Stock. Additional information on the selling shareholders, and the times and manner in which they may offer and sell shares of our Class A Common Stock under this prospectus, is provided under “Selling Shareholders” and “Plan of Distribution” in this prospectus.

Our Class A Common Stock is quoted on The Nasdaq Capital Market under the symbol “RGSE.” On July 25, 2014, the last reported sale price of our Class A Common Stock was $2.31 per share.

Investing in our Class A Common Stock involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2014

ABOUT THIS PROSPECTUS

Except where the context requires otherwise, in this prospectus the terms “Company,” “our company,” “Real Goods Solar,” “we,” “us,” and “our” refer to Real Goods Solar, Inc., a Colorado corporation, and where appropriate, its direct and indirect subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.” The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus contains trademarks, tradenames, service marks, and service names of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend,” “may” and similar expressions as they relate to us are intended to identify such forward-looking statements. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date made. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth in the section entitled “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. Risks and uncertainties that could cause actual results to differ include, without limitation, the level of government subsidies and economic incentives for solar energy, general economic conditions, adoption of solar energy technologies, pricing, including pricing of conventional energy sources, construction risks, changing regulatory environment, changing energy technologies, our geographic concentration, our business plan, acquisitions, integration of acquired businesses, insufficient cash flow, indebtedness, loss of key personnel, brand value, litigation, merchandise and solar panel supply problems, construction costs, competition, third party financing costs, customer satisfaction, product liabilities, warranty and service claims, credit risk, non-compliance with Nasdaq continued listing standards, volatile market price of our Class A Common Stock, security analyst coverage of our Class A Common Stock, dilution for shareholders upon the exercise of warrants, limited public trading market, the significant ownership and voting power of our Class A Common Stock held by Riverside Renewable Energy Investment LLC (“Riverside”), our historical association with Gaiam, Inc. (“Gaiam”), a future sale of securities by Riverside, and other risks and uncertainties included in our filings with the Securities and Exchange Commission (“SEC”). We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We undertake no obligation to update any forward-looking information.

PROSPECTUS SUMMARY

This prospectus summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section entitled “Risk Factors.”

Overview of our Company

We are a leading residential and commercial solar energy engineering, procurement, and construction firm. We also perform most of our own sales and marketing activities to generate leads and secure projects. We offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar system components from tier-1 manufacturers such as Canadian Solar and Fronius for photovoltaic modules and inverters respectively. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs and total cost of energy. In addition, we help customers lower their emissions of carbon and reliance upon fossil fuel energy sources. As part of our evolution and to participate in the broader solar value chain, we recently expanded the loan and lease finance options provided to our customers.

We have 36 years of experience in residential solar energy. We trace our roots to 1978, when Real Goods Trading Corporation sold the first solar photovoltaic panels in the United States. We have designed and installed over 22,500 residential and commercial solar systems, totaling over 235 megawatts since our founding. We do business under the names of RGS Energy in the mainland United States and as Sunetric in Hawaii.

Our focused customer acquisition approach and our efficiency in converting customer leads into sales yield what we believe are competitive customer acquisition costs that we continuously focus on improving. We believe that our brands carry a reputation for high quality customer service in the solar energy market, which leads to a significant number of word-of-mouth referrals and new customers.

We were incorporated in Colorado in 2008 as a successor to Gaiam Energy Tech, Inc. Gaiam founded Gaiam Energy Tech, Inc. as its solar division in 1999. In 2001, Gaiam Energy Tech, Inc. acquired Real Goods Trading Corporation in a merger. The combined company became Real Goods Solar when it went public in 2008. In January 2014 we rebranded our residential and commercial activities under the name “RGS Energy.” In May 2014 we acquired Elemental Energy, Inc., doing business as Sunetric, and entered the Hawaiian commercial and residential solar installation market.

Our executive offices are located at 833 West South Boulder Road, Louisville, CO 80027-2452. Our telephone number is (303) 222-8400. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

The Offering

Class A Common Stock offered	4,232,987 shares

Class A Common Stock outstanding before this offering	52,092,063 shares as of July 25, 2014

Class A Common Stock outstanding after this offering (assuming full exercise of the warrants)	53,405,749 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering, but we will receive the exercise price of the warrants if the warrants are exercised (unless the warrants are exercised by means of a “cashless exercise,” in which case we will not receive any exercise price). See the section entitled “Use of Proceeds.”

Nasdaq Capital Market symbol	RGSE

Risk factors	You should consider carefully the information set forth in the section entitled “Risk Factors,” beginning on page 4 of this prospectus, in deciding whether or not to invest in our Class A Common Stock.

Plan of distribution	The selling shareholders and their respective pledgees, donees, transferees, or other successors in interest may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our Class A Common Stock. See the section entitled “Plan of Distribution” for a complete description of the manner in which the shares registered hereby may be distributed.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully read the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated by reference in this prospectus, before purchasing shares of our Class A Common Stock. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

DESCRIPTION OF THE TRANSACTION

Private Placement of Class A Common Stock and Warrants

On July 2, 2014, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the selling shareholders pursuant to which we agreed to sell units consisting of an aggregate of 2,919,301 shares of Class A Common Stock and warrants to purchase an aggregate of up to 1,313,686 shares of Class A Common Stock at a purchase price of $2.40 per unit. Each unit consists of one share of Class A Common Stock and a warrant to purchase 0.45 shares of Class A Common Stock at an exercise price of $3.19 per share. We closed the sale and issued the securities on July 9, 2014 for gross and net proceeds to us of approximately $7.0 million and $6.4 million, respectively.

Description of the Warrants

Pursuant to the Securities Purchase Agreement, we issued warrants to each selling shareholder to purchase shares of Class A Common Stock equal to 0.45 shares of the Class A Common Stock purchased by such selling shareholder pursuant to the Securities Purchase Agreement. The warrants may be exercised, in whole or in part, upon the election of the holder at any time beginning on January 9, 2015 and until January 9, 2020 at an initial exercise price per share of $3.19, and may be exercised in a cashless exercise under certain circumstances. The exercise price and number of shares of Common Stock issuable under the warrants are subject to anti-dilutive adjustments upon the occurrence of certain events, such as stock splits. The warrants contain provisions concerning the assumption of the warrants in connection with a Fundamental Transaction (as defined in the warrant), and mandatory and voluntary redemption of the warrants under certain circumstances. If at any time after the warrants are exercisable there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our Class A Common Stock issuable upon exercise of the warrants, the warrants may be exercised by means of a “cashless exercise” and we will not receive any proceeds at such time.

Under the terms of the warrants, no selling shareholder may exercise its warrants if, after giving effect to such exercise and the issuance of the shares of Class A Common Stock issued pursuant thereto, such selling shareholder, together with any of its affiliates, would beneficially own a number of shares of our Class A Common Stock which would exceed 4.99% of the issued and outstanding Class A Common Stock. However, a selling shareholder may increase or decrease this percentage to any other percentage not in excess of 9.99% effective no earlier than the 61st day after delivering written notice to us. Further, we may not issue any shares of Class A Common Stock upon the exercise of warrants if the issuance (taken together with the shares of Class A Common Stock issued at the closing of the July 9, 2014 private placement and all shares of Class A Common Stock previously issued under any of the warrants) would exceed the aggregate number of shares of Class A Common Stock which we may issue upon exercise of the warrants without breaching our obligations under applicable Nasdaq rules unless we first obtain shareholder approval or otherwise comply with such Nasdaq rules.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, we entered into a Registration Rights Agreement with the selling shareholders, which sets forth the rights of the selling shareholders to have the shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement and Class A Common Stock issuable upon exercise of the warrants registered with the SEC for public resale (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, we are required to file a registration statement with the SEC within 35 days after the closing of the transactions contemplated by the Securities Purchase Agreement, registering the total number of shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement and the shares of Class A Common Stock issuable upon exercise of the warrants. Further, the registration statement must be declared effective within 90 days after the closing and remain in effect until the earlier to occur of (i) the fifth anniversary of the effective date of the registration statement or (ii) the date on which all of the registrable securities covered by the registration rights agreement have been sold or transferred in a manner that they may be resold without subsequent registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Rights Agreement further provides that in the event that (i) we have not filed the registration statement or a final prospectus within the prescribed time period, (ii) the SEC has not declared effective the Registration Statement within the prescribed time period, (iii) the registration statement ceases to be effective and available to the investors under certain circumstances, or (iv) we fail to timely file all reports required to be filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports on Form 8-K, we shall pay to the selling shareholders, on the occurrence of each such event and on each monthly anniversary thereof until the applicable event is cured, an amount in cash equal to 1.0% of the aggregate purchase price paid by each such selling shareholder multiplied by the percentage of such selling shareholder’s registrable securities that are not covered by the registration statement, up to a maximum of 10.0% of such aggregate purchase price.

Dilution

The number of shares of our issued and outstanding Class A Common Stock would be increased if the selling shareholders exercise the warrants. In the event of such exercise, there would be dilution to our current shareholders. For example, assuming full exercisability, if the selling shareholders had fully exercised their warrants on July 25, 2014, we would have issued 1,313,686 shares of Class A Common Stock, which would constitute approximately 2.54% of our issued and outstanding Class A Common Stock at the time, assuming no adjustment to the number of shares of Class A Common Stock issuable under the warrants, and based on there being 52,092,063 shares of our Class A Common Stock outstanding on July 25, 2015 before such exercise. The warrants covered by this prospectus may not be exercised until January 9, 2015, and the preceding example is simply for illustrative purposes.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders. The exercise price of the outstanding warrants is $3.19 per share, subject to adjustment under specified circumstances. If all of the warrants are exercised for cash (assuming no exercise price adjustment), we will receive proceeds of $4,190,658.34, which we will use for working capital. If at any time after the warrants are exercisable there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our Class A Common Stock issuable upon exercise of the warrants, the warrants may be exercised by means of a “cashless exercise” and we will not receive any proceeds at such time.

The selling shareholders will pay all underwriting discounts, selling commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in connection with the sale of the shares, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDERS

The shares of Class A Common Stock being offered by the selling shareholders are those issued to the selling shareholders pursuant to the Securities Purchase Agreement and issuable to the selling shareholders upon exercise of warrants issued to the selling shareholders pursuant to the Securities Purchase Agreement. For additional information regarding the issuance of the warrants, see the section entitled “Description of the Transaction” above. We are registering the shares of Class A Common Stock in accordance with the terms of a Registration Rights Agreement with the selling shareholders in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of Class A Common Stock and warrants issued pursuant to the Securities Purchase Agreement or in prior securities offering by us and as otherwise noted below, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Class A Common Stock held by each of the selling shareholders. The second column lists the number of shares of Class A Common Stock beneficially owned by the selling shareholders, based on their respective ownership of shares of Class A Common Stock and warrants as of July 25, 2014, assuming full exercise of the warrants held by each such selling shareholder on that date to the extent exercisable within 60 days after July 25, 2014 and as permissible after taking into account any limitations on exercise set forth therein. The third column lists the shares of Class A Common Stock being offered by this prospectus by the selling shareholders and does not take into account any limitations on the exercise of the warrants set forth therein. The fourth column lists the shares of Class A Common Stock held by each selling shareholder after completion of this offering and assumes that each selling shareholder sells all of the shares covered by this prospectus without taking into account any limitations on the exercise of the warrants issued in our July 9, 2014 private placement but after taking into account any limitation on the exercise of warrants outstanding before our July 9, 2014 private placement, and assumes full exercise of the warrants held by each of the selling shareholders on that date to the extent exercisable within 60 days after July 25, 2014. The fifth column lists the percentage ownership held by each selling shareholder after completion of this offering and assumes that the selling shareholder has exercised warrants exercisable within 60 days after July 25, 2014 after taking into account any limitations on the exercise of the warrants set forth therein, and that no other selling shareholder has exercised any warrants. The information presented regarding the selling shareholders is based, in part, on information the selling shareholders provided to us. Because the number of shares issuable upon exercise of the warrants is subject to anti-dilutive adjustments in certain circumstances, the number of shares that will actually be issued may be higher than the number of shares being offered by this prospectus.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the shares of Class A Common Stock covered by this prospectus. The selling shareholders may not sell any or all of the shares offered by this prospectus. Other than the agreements we entered into with the selling shareholders in connection with the July 9, 2014 private placement, we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale by the selling shareholders of any of the shares of Class A Common Stock covered by this prospectus. In addition, information about the selling shareholders may change over time. The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Any changed or new information given to us by the selling security holders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary. Because of the foregoing, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, all persons named in the table below have sole voting and investment power with respect to their shares of Class A Common Stock. Percentage of beneficial ownership is based on 52,092,063 shares of Class A Common Stock outstanding as of July 25, 2014.

Name of Selling shareholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to Offering	Shares of Class A Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering
683 Capital Partners, LP (1)	416,667	604,167	0	0.00%
Kingsbrook Opportunities Master Fund LP (2)	360,959	392,708	90,126	*
Alder Capital Partners I, LP (3)	250,000	362,500	0	0.00%
Alpha Capital Anstalt (4)	231,000	334,950	0	0.00%

Capital Ventures International (5)	102,344	333,500	102,344	*
Midsummer Small Cap Master, Ltd. (6)	229,167	332,292	0	0.00%
Empery Asset Master, Ltd. (7)	180,496	261,719	0	0.00%
Empery Tax Efficient, LP (8)	27,837	40,364	0	0.00%
Cranshire Capital Master Fund, Ltd. (9)	156,250	226,563	0	0.00%
Equitec Specialists, LLC (10)	52,083	75,520	0	0.00%
Anson Investments Master Fund LP (11)	278,515	181,250	153,515	*
Brio Capital Master Fund, Ltd. (12)	125,000	181,250	0	0.00%
BTG Investments LLC (13)	125,000	181,250	0	0.00%
Hudson Bay Master Fund Ltd. (14)	130,107	181,250	5,107	*
Iroquois Master Fund Ltd. (15)	227,344	181,250	102,344	*
Palisade Long Short Alpha Master Fund (Cayman) Limited (16)	120,000	174,000	0	0.00%
Richard Smithline (17)	62,500	90,625	0	0.00%
Michael Chill (18)	20,000	29,000	0	0.00%
Theodore Roth (19)	10,417	15,105	0	0.00%
Gordon Roth (20)	10,417	15,105	0	0.00%
John Weber (21)	10,000	14,500	0	0.00%
Jesse Pichel (22)	8,300	12,035	0	0.00%
John Chambers (23)	4,167	6,042	0	0.00%
Michael Aaron Margolis (24)	4,167	6,042	0	0.00%

* Indicates less than 1% ownership.

(1) Includes 416,667 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 187,500 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Ari Zweiman, as managing member, has authority to vote and dispose of the shares held by 683 Capital Partners, LP and may be deemed the beneficial owner of the shares.

(2) Includes 90,126 shares issuable upon the exercise of warrants held before closing of our July 9 private placement and 270,833 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 121,875 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing member of the Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(3) Includes 250,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 112,500 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Michael Licosati has authority to vote and dispose of the shares held by Alder Capital Partners I, LP and may be deemed the beneficial owner of the shares.

(4) Includes 231,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 103,950 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Konrad Ackermana has authority to vote and dispose of the shares held by Alpha Capital Anstalt and may be deemed the beneficial owner of the shares.

(5) Includes 102,344 shares issuable upon the exercise of warrants held before closing of our July 9 private placement and 230,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 103,500 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement and, with respect to column 2 and column 4, excludes 2,507,500 shares of Class A Common Stock underlying warrants held before closing of our July 9 private placement. Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is an affiliate of a broker-dealer. CVI bought the registrable securities in the ordinary course of business, and at the time of the of the registrable securities to be resold, CVI had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities.

(6) Includes 229,167 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 103,125 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Joshua Thomas and Alan Benaim have authority to vote and dispose of the shares held by Midsummer Small Cap Master, Ltd. and may be deemed the beneficial owner of the shares.

(7) Includes 180,496 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 81,223 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(8) Includes 27,837 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 12,527 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(9) Includes 156,250 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 70,313 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Crashire Capital Advisors, LLC (“CCA”) is the investment manager of Cranshire Capital Master Fund , Ltd. (“Cranshire Master Fund”) and has voting control and investment discretion over securities held by Cranshire Master Fund. Mitchell P. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership over CCA. As a result, each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Cranshire Master Fund. CCA is also the investment manager for manages account for Equitec Specialists, LLC (“Equitec”) and CCA has voting control and investment discretion over securities held in the managed accounts for Equitec. Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA also may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of an additional 52,083 shares of Class A Common Stock owned by Equitec and 23,437 shares of Class A Common Stock that are issuable upon exercise of warrants owned by Equitec.

(10) Includes 52,083 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 23,437 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. CCA is the investment manager of a managed account for Equitec and have voting control and investment discretion over securities held in by Equitec in such managed account. Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result each of Mr. Kopin and CCA may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Equitec in such managed account. Equitec is an affiliate of a broker-dealer. Equitec bought the registrable securities in the ordinary course of business, and at the time of the purchase of the purchase of the registrable securities to be resold, had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities. CCA is also the investment manager for manages account for Cranshire Master Fund. Mr. Kopin, the president, the sole member and the sole member of the Board of Managers of CCA, has voting control over CCA. As a result, each of Mr. Kopin and CCA also may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of an additional 156,250 shares of Class A Common Stock owned by Cranshire Master Fund and 70,313 shares of Class A Common Stock that are issuable upon exercise of warrants owned by Cranshire Master Fund.

(11) Includes 153,515 shares issuable upon the exercise of warrants held before closing of our July 9 private placement and 125,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 56,250 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Moez Kassem has authority to vote and dispose of the shares held by Anson Investments Master Fund LP and may be deemed the beneficial owner of the shares.

(12) Includes 125,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 56,250 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Shaye Hirsch has authority to vote and dispose of the shares held by Brio Capital Master Find Ltd. and may be deemed the beneficial owner of the shares.

(13) Includes 125,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 56,250 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Byron Roth and Gordon Roth have authority to vote and dispose of the shares held by BTG Investments LLC (“BTG”) and may be deemed the beneficial owner of the shares. BTG is affiliated with Roth Capital Partners, LLC, the lead placement agent we used in our July 9, 2014 private placement.

(14) Includes 5,107 shares issuable upon the exercise of warrants held before closing of our July 9, 2014 private placement and 125,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 56,250 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement and, with respect to column 2 and column 4, excludes 2,454,842 shares of Class A Common Stock underlying warrants held before closing of our July 9 private placement. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LLC. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(15) Includes 102,344 shares issuable upon the exercise of warrants held before closing of our July 9, 2014 private placement and 125,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 56,250 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the forgoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by IMF.

(16) Includes 120,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 54,000 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Palisade Long Short Alpha Master Fund (Cayman) Limited (the “Palisade Fund”) is a Cayman Islands limited company. The Palisade Fund has a Board of Directors (comprised of Dennison T. Veru, David Bree and Kevin Phillip) that exercises broad supervision over the affairs of the fund. Palisade Capital Management, LLC (“PCM”) is the investment manager of the Palisade Fund and consequently has voting control and investment discretion over the fund. PCM is controlled by Martin L. Berman, Dennison T. Veru, Jeffery D. Serkes, Steven E. Berman and Jack Feiler. Paul Flather, the Portfolio Manager of the Palisade Fund, has authority to vote and dispose of the shares held by the Palisade Fund. The Palisade Fund (including its Board of Directors) and each of Messrs. M. Berman, Veru, Serkes, S. Berman and Feiler may be deemed to have beneficial ownership over these securities.

(17) Includes 62,500 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 28,125 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement.

(18) Includes 20,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 9,000 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Mr. Chill is affiliated with Roth Capital Partners, LLC, the lead placement agent we used in our July 9, 2014 private placement. Mr. Chill bought the registrable securities in the ordinary course of business, and at the time of the purchase of the purchase of the registrable securities to be resold, Mr. Chill had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities.

(19) Includes 10,417 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 4,688 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Mr. Roth is affiliated with Roth Capital Partners, LLC, the lead placement agent we used in our July 9, 2014 private placement. Mr. Roth bought the registrable securities in the ordinary course of business, and at the time of the purchase of the purchase of the registrable securities to be resold, Mr. Roth had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities.

(20) Includes 10,417 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 4,688 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Mr. Roth is affiliated with Roth Capital Partners, LLC, the lead placement agent we used in our July 9, 2014 private placement. Mr. Roth bought the registrable securities in the ordinary course of business, and at the time of the purchase of the purchase of the registrable securities to be resold, Mr. Roth had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities.

(21) Includes 10,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 4,500 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Mr. Weber is affiliated with Roth Capital Partners, LLC, the lead placement agent we used in our July 9, 2014 private placement. Mr. Weber bought the registrable securities in the ordinary course of business, and at the time of the purchase of the purchase of the registrable securities to be resold, had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities.

(22) Includes 8,300 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 3,735 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Mr. Pichel is affiliated with Roth Capital Partners, LLC, the lead placement agent we used in our July 9, 2014 private placement. Mr. Pichel bought the registrable securities in the ordinary course of business, and at the time of the purchase of the purchase of the registrable securities to be resold, Mr. Pichel had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities.

(23) Includes 4,167 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 1,875 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Mr. Chambers is affiliated with Roth Capital Partners, LLC, the lead placement agent we used in our July 9, 2014 private placement. Mr. Chambers bought the registrable securities in the ordinary course of business, and at the time of the purchase of the purchase of the registrable securities to be resold, Mr. Chambers had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities.

(24) Includes 4,167 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement but, with respect to column 2, excludes 1,875 shares of Class A Common Stock issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. Mr. Margolis is affiliated with Roth Capital Partners, LLC, the lead placement agent we used in our July 9, 2014 private placement. Mr. Margolis bought the registrable securities in the ordinary course of business, and at the time of the purchase of the purchase of the registrable securities to be resold, Mr. Margolis had no agreements or understanding, directly or indirectly, with any person to distribute the registrable securities.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Class A Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Class A Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon the Company being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Class A Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Class A Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling shareholder that a donee or pledgee intends to sell more than 500 shares of Class A Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling shareholders also may transfer the shares of Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling shareholder and/or the purchasers. Each selling shareholder has represented and warranted to the Company that it acquired the securities subject to the registration statement of which this prospectus is a part in the ordinary course of such selling shareholder’s business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling shareholder that it is the view of the SEC that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of Class A Common Stock made prior to the date on which the registration statement of which this prospectus is a part shall have been declared effective by the SEC. If a selling shareholder uses this prospectus for any sale of the Class A Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling shareholders in connection with resales of their respective shares under the registration statement of which this prospectus is a part.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Class A Common Stock. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Class A Common Stock issued and issuable upon exercise of the warrants will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado.

EXPERTS

The financial statements of Real Goods Solar, Inc. and its subsidiaries, as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, and the financial statements of Elemental Energy LLC, doing business as Sunetric, as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012 are incorporated herein by reference in reliance on the report of EKS&H LLLP, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of Mercury Energy, Inc. and its subsidiaries as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012 are incorporated herein by reference in reliance on the report of UHY LLP, independent registered public accounting firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of a registration statement on Form S-3 that we have filed with the SEC, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our Class A Common Stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.rgsenergy.com with information about our company. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents which we have filed. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed March 31, 2013, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed April 30, 2014;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed May 15, 2014;

•	Our current reports on Form 8-K (including amendments thereto) filed January 15, 2014, January 22, 2014, March 25, 2014, May 16, 2014, June 11, 2014, July 3, 2014, July 9, 2014, July 17, 2014, July 25, 2014, and July 30, 2014; and

•	The description of our Class A Common Stock contained in our registration statement on Form 8-A filed May 5, 2008 including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

All documents that we file with the SEC after the date of the initial registration statement of which this prospectus is part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We also incorporate by reference any other future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the Class A Common Stock offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the Class A Common Stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 833 W. South Boulder Road, Louisville, Colorado 80027, (303) 222-8400.

Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following expenses incurred in connection with the sale of the securities being registered will be borne by the registrant. Other than the SEC registration fee, the amounts stated are estimates.

SEC Registration Fee	$1,298.00
Legal Fees and Expenses	$35,000.00
Accounting Fees and Expenses	$10,000
Miscellaneous	$3,702
Total:	$50,000.00

Item 15.	Indemnification of Directors and Officers

The Colorado Business Corporation Act (the “CBCA”) generally provides that a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. The CBCA prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding in which the person was adjudged liable for having derived an improper personal benefit. The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

As permitted by the CBCA, the Company’s articles of incorporation and bylaws generally provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the CBCA. In addition, the Company may also indemnify and advance expenses to an officer who is not a director to a greater extent, not inconsistent with public policy, and if provided for by its bylaws, general or specific action of the Company’s board of director or shareholders.

The Company has entered into substantively identical Indemnification Agreements with certain current and former directors and officers (the “Indemnitees”), which generally provide that, to the fullest extent permitted by Colorado law, the Company shall indemnify such Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was or has agreed to serve at the Company’s request as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity or by reason of the imposition upon such officer or director of any federal and/or state income tax obligation (inclusive of any interest and penalties, if applicable), that is imposed on such officer or director with respect to income, “phantom income,” rescinded or unconsummated transactions, or any other allegedly taxable event for which no benefit was received by such officer or director. The indemnification obligation includes, without limitation, claims for monetary damages against an Indemnitee in respect of an alleged breach of fiduciary duties and generally covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnitee or on an Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the Indemnitee acted in good faith; and, in the case of conduct in an official capacity with the corporation, if such conduct was in the Company’s best interests, and, in all other cases, if such conduct was at least not opposed to the Company’s best interests; and, with respect to any criminal action, suit or proceeding, if the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 7-108-402(1) of the CBCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director (except for breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director derived improper personal benefit). Further, Section 7-108-402(2) of the CBCA provides that no director or officer shall be personal liable for any injury to persons or property arising from a tort committed by an employee, unless the director or officer was either personally involved in the situation giving rise to the litigation or committed a criminal offense in connection with such situation.

As permitted by the CBCA, the Company’s articles of incorporation provide that the personal liability of the Company’s directors to the Company or its shareholders is limited to the fullest extent permitted by the CBCA. The Indemnification Agreements described above also provide that the Company’s indemnification obligation includes, without limitation, claims for monetary damages against the Indemnitee in respect of an alleged breach of fiduciary duties to the fullest extent permitted by the CBCA.

Section 7-109-108 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another entity or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

As permitted by the CBCA, the Company’s bylaws authorize the Company to purchase and maintain such insurance. The Company currently maintains a directors and officers insurance policy insuring its past, present and future directors and officers, within the limits and subject to the limitations of the policy, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.

Item 16.	Exhibits

The exhibits listed in the exhibit index immediately following the signature pages are filed as part of this registration statement.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on July 31, 2014.

REAL GOODS SOLAR, INC.

By:	/s/ Anthony DiPaolo
Anthony DiPaolo Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kamyar Mofid and Anthony DiPaolo, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement relating to the same offering of securities that are filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or theirs or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Belluck	David Belluck, Chairman of the Company’s Board of Directors	July 31, 2014

/s/ Kamyar Mofid	Kamyar Mofid, Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2014

/s/ Anthony DiPaolo	Anthony DiPaolo, Chief Financial Officer (Principal Financial and Principal Accounting Officer)	July 31, 2014

/s/ Pavel Bouska	Pavel Bouska, Director	July 31, 2014

/s/ Ian Bowles	Ian Bowles, Director	July 31, 2014

/s/ Steven Kaufman	Steven Kaufman, Director	July 31, 2014

/s/ John Schaeffer	John Schaeffer, Director	July 31, 2014

/s/ Robert L. Scott	Robert L. Scott, Director	July 31, 2014

/s/ Richard D. White	Richard D. White, Director	July 31, 2014

EXHIBITS INDEX

Exhibit No.	Description

4.1	Form of Real Goods Solar Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Amendment No. 5 to Registration Statement on Form S-1 filed May 2, 2008 (Commission File No. 333-149092))

4.2	Form of Warrant issued to each of the investors party to the Securities Purchase Agreement, dated as of July 9, 2014 (Incorporated by reference to Exhibit 4.1 to Real Goods Solar, Inc.’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044))

5.1†	Opinion of Brownstein Hyatt Farber Schreck, LLP

10.1	Securities Purchase Agreement, dated July 2, 2014, among Real Goods Solar, Inc. and the investors party thereto (Incorporated by reference to Exhibit 10.1 to Real Goods Solar, Inc.’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044))

10.2	Registration Rights Agreement, dated as of July 9, 2014, among Real Goods Solar, Inc. and the investors party thereto (Incorporated by reference to Exhibit 10.2 to Real Goods Solar, Inc.’s Current Report on Form 8-K filed July 3, 2014 (Commission File No. 001-34044))

23.1†	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

23.2†	Consent of EKS&H LLLP

23.3†	Consent of UHY LLP

24.1†	Power of Attorney (included on the signature page to this Registration Statement)

† Filed herewith.